As filed with the Securities and Exchange Commission on January 31, 2023

Registration No. 333-267803

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

To

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

5E Advanced Materials, Inc.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Delaware	1400	87-3426517
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19500 State Highway 249, Suite 125

Houston, TX 77070

(346) 439-9656

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Paul Weibel

Chief Financial Officer

5E Advanced Materials, Inc.

19500 State Highway 249, Suite 125

Houston, TX 77070

(346) 439-9656

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Eric Johnson, Esq. Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002 (713) 651-2647	Chantel Jordan, Esq. General Counsel 5E Advanced Materials, Inc. 19500 State Highway 249, Suite 125 Houston, Texas 77070 (346) 439-9656

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

5E Advanced Materials, Inc. is filing this amendment (this “Amendment No. 2”) to its registration statement on Form S-1 (File No. 33-267803) as an exhibits-only filing, to include an updated 5.1 opinion and related consent as well as an updated auditor consent. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the registration statement, the signature page to the registration statement and the filed exhibits. The remainder of the registration statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference: The following documents are filed as part of this registration statement:

Exhibit No.	Exhibit Title

2.1#*	Scheme Implementation Agreement dated as of October 11, 2021 between American Pacific Borates Limited and 5E Advanced Materials, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form 10-12B filed with the SEC on March 7, 2022).

3.1*	Certificate of Incorporation of 5E Advanced Materials, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10-12B filed with the SEC on March 7, 2022).

3.2*	Amended and Restated Bylaws of 5E Advanced Materials, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10-12B filed with the SEC on March 7, 2022).

4.1*	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on September 28, 2022).

5.1**	Opinion of Winston & Strawn LLP.

10.1+*	5E Advanced Materials, Inc. 2022 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form 10-12B filed with the SEC on March 7, 2022).

10.2*	Form of Indemnification Agreement for Directors and Officers (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form 10-12B filed with the SEC on March 7, 2022).

10.3*	Mineral Lease Agreement between Fort Cady (California) Corporation and Elementis Specialties, Inc. (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form 10-12B filed with the SEC on March 7, 2022).

10.4*	First Amendment to Mineral Lease Agreement between Fort Cady (California) Corporation and Elementis Specialties, Inc. (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form 10-12B filed with the SEC on March 7, 2022).

10.5#+*	Offer Letter from Fort Cady (California) Corporation to Mr. Tausch.

10.6#+*	Offer Letter from Fort Cady (California) Corporation to Mr. Weibel.

10.7#+*	Offer Letter from Fort Cady (California) Corporation to Mr. Hall.

10.8+*	Promotion Letter from Fort Cady (California) Corporation to Mr. Weibel.

10.9*	Letter dated November 4, 2021 by 5E Advanced Materials, Inc. to ASX Limited regarding acknowledgement of CHESS Depositary Nominee (CDN) Function.

10.10+*	Offer Letter from 5E Advanced Materials, Inc. to Ms. Mehta.

10.11+*	Offer Letter from 5E Advanced Materials, Inc. to Mr. Hunt.

10.12+*	Offer Letter from 5E Advanced Materials, Inc. to Mr. Lim.

10.13+*	Offer Letter from 5E Advanced Materials, Inc. to Mr. Salisbury.

10.14*	Convertible Note Purchase Agreement, dated August 11, 2022, between BEP Special Situations IV LLC and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2022).

10.15*	Registration Rights Agreement, dated August 26, 2022, between BEP Special Situations IV LLC and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2022).

16.1*	Letter from BDO USA, LLP to the Securities and Exchange Commission, dated October 3, 2022 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2022).

21.1*	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form 10-12B filed with the SEC on March 7, 2022).

23.1**	Consent of BDO USA, LLP.

23.2**	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

23.3*	Consent of Millcreek Mining Group.

24.1*	Power of Attorney (included in the signature page to this registration statement).

96.1*	Initial Assessment Report of Millcreek Mining Group dated as of February 7, 2022 (incorporated by reference to Exhibit 96.1 to the Company’s Registration Statement on Form 10-12B filed with the SEC on March 7, 2022).

107*	Filing Fee Table

#	Schedules have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.
+	Management contract or compensatory plan, contract or arrangement.
*	Previously filed.
**	Filed or furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 31, 2023.

5E ADVANCED MATERIALS, INC.

By:	/s/ Paul Weibel
Paul Weibel Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Principal Executive Officer	January 31, 2023
Anthony Hall	(Principal Executive Officer)

/s/ Paul Weibel	Chief Financial Officer	January 31, 2023
Paul Weibel	(Principal Financial Officer)

*	Chair of the Board of Directors	January 31, 2023
David Salisbury

*	Director	January 31, 2023
Sen Ming (Jimmy) Lim

*	Director	January 31, 2023
Graham van’t Hoff

*	Director	January 31, 2023
H. Keith Jennings

*	Director	January 31, 2023
Stephen Hunt

*By:	/s/ Paul Weibel
Name:	Paul Weibel
Title:	Attorney-in-fact